UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, the board of directors (the “Board”) of Streamline Health Solutions, Inc. (the “Company”) appointed Wyche T. “Tee” Green, III to the Board, effective as of the same date.

Mr. Green, age 46, is the Chairman and Chief Executive Officer of Greenway Unlimited, an investment company that he founded in 2013. He is the former Chief Executive Officer and Executive Chairman, and a co-founder, of Greenway Medical Health, an electronic health record and practice management based in Carrollton, Georgia, where he served in leadership roles since 1998 and was responsible for leading the Company’s strategic direction while managing the sales, marketing and business development teams. He has a wide array of public and nonpublic board service with healthcare and technology related companies. Mr. Green received a bachelor’s degree in business administration management from Auburn University. We believe Mr. Green’s qualifications to serve on our Board of Directors include his experience as a software executive, his knowledge of our industry and his ability to bring perspective to the Board.

Upon joining the Board, Mr. Green will be leading a comprehensive review of strategy and operations of the Company with a focus on identifying additional growth opportunities for the Company.

Mr. Green and the Company previously entered into a consulting agreement, dated October 25, 2017 (the “Agreement”), pursuant to which Mr. Green receives a monthly fee of $5,000. The Agreement automatically renews on a monthly basis unless terminated by either party upon thirty (30) days’ advance written notice to the other party.

Other than the transaction described above, there are no related party transactions involving Mr. Green that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding with any person pursuant to which Mr. Green was appointed as a member of the Board.

A copy of the press release announcing Mr. Green’s appointment is furnished as Exhibit 99.1 and is incorporated herein by reference.

In addition, Michael K. Kaplan and Michael G. Valentine, both members of the Board, have informed the Company that they will serve the remainder of their terms, which expire at the Company’s next annual meeting of stockholders, but will not stand for re-election at that meeting. The Company is grateful for both of their valuable contributions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release dated August 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: August 7, 2018	By:	/s/ David Sides
	Name:	David Sides
	Title:	President and Chief Executive Officer